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INVESCO PREMIER PORTFOLIO FUND                                                                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS
EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:           2/28/2017
FILE NUMBER :                811-5460
SERIES NO.:                  1

72DD.                                1           Total income dividends for which record date passed during the period.
                                                 (000's Omitted)
                                                 Investor Class                      $        85
                                     2           Dividends for a second class of open-end company shares (000's Omitted)
                                                 Institutional Class                 $     2,998
                                                 Private Investment                  $        --
                                                 Personal Investment                 $        --
                                                 Reserve Class                       $        --
                                                 Resource Class                      $        --

73A.                                             Payments per share outstanding during the entire current period: (form nnn.nnnn)
                                     1           Dividends from net investment income
                                                 Investor Class                      $    0.0026
                                     2           Dividends for a second class of open-end company shares (form nnn.nnnn)
                                                 Institutional Class                 $    0.0026
                                                 Private Investment                  $    0.0012
                                                 Personal Investment                 $    0.0004
                                                 Reserve Class                       $        --
                                                 Resource Class                      $    0.0019

74U.                                 1           Number of shares outstanding (000's Omitted)
                                                 Investor Class                           31,053
                                     2           Number of shares outstanding of a second class of open-end company shares
                                                 (000's Omitted)
                                                 Institutional Class                     656,537
                                                 Private Investment                           10
                                                 Personal Investment                          10
                                                 Reserve Class                                10
                                                 Resource Class                               10

74V.                                 1           Net asset value per share (to nearest cent)
                                                 Investor Class                      $      1.00
                                     2           Net asset value per share of a second class of open-end company shares (to nearest cent)
                                                 Institutional Class                 $      1.00
                                                 Private Investment                  $      1.00
                                                 Personal Investment                 $      1.00
                                                 Reserve Class                       $      1.00
                                                 Resource Class                      $      1.00
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